                          SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

--------------------------------------------------------------------------------

                              GENICOM CORPORATION
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     1) Title of each class of securities to which transaction applies:

     ----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

     ----------------------------------------------------------------------
     5) Total fee paid:

     ----------------------------------------------------------------------
[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     ------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------
     3) Filing Party:

     ------------------------------------------------
     4) Date Filed:

     ------------------------------------------------

                              GENICOM CORPORATION

              14800 CONFERENCE CENTER DRIVE, SUITE 400, WESTFIELDS
                           CHANTILLY, VIRGINIA 20151

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 20, 1998

TO THE HOLDERS OF GENICOM CORPORATION COMMON STOCK:

The annual meeting of stockholders of GENICOM Corporation (the "Company") will be held at the Company's headquarters, 14800 Conference Center Drive, Suite 400, Westfields, Chantilly, Virginia 20151 on May 20, 1998 at 2:00 P.M. Eastern Daylight Time, for the following purposes:

 1.  To elect three directors for a one-year term;

 2. To consider and vote upon an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock issuable under the Plan by 600,000 shares;

 3. To consider and vote upon adoption of the Company's 1998 Employee Ownership Participation Plan;

 4. To consider and vote upon adoption of the Company's 1998 Non-Employee Directors Stock Option Plan;

 5. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for fiscal year 1998; and

 6. To transact such other business as may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on March 28, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Whether or not you expect to attend the meeting, please sign, date and return promptly the enclosed proxy. The proxy is revocable and you may vote your shares in person if you attend the meeting and wish to do so.

Your attention is directed to the accompanying proxy statement.

You are cordially invited to attend the meeting,

                                         By Order of the Board of Directors

                                         \s\ Robert L. Burrus, Jr.

April 13, 1998                           Robert L. Burrus, Jr., Secretary

                              GENICOM CORPORATION

              14800 CONFERENCE CENTER DRIVE, SUITE 400, WESTFIELDS
                           CHANTILLY, VIRGINIA 20151

                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GENICOM Corporation, a Delaware corporation (the "Company"), from the holders of the Company's common stock for use at the annual meeting of stockholders to be held on May 20, 1998, and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being sent or given to stockholders on or about April 13, 1998. A copy of the Company's Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 28, 1997, is being mailed with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than their regular compensation, may solicit proxies by telephone, facsimile, telegraph and personal interview. The Company will bear the cost of all solicitation.

On March 28, 1998, the date for determining stockholders entitled to vote at the meeting, there were 11,537,197 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote at the Annual Meeting.

The presence of holders of the majority of the issued and outstanding stock of the Company, in person or by properly executed proxies, is required to constitute a quorum to transact business at the Annual Meeting. Abstentions, votes withheld in the election of directors and broker non-votes are counted as present for purposes of determining a quorum.

The directors shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote at the Annual Meeting, if a quorum is present. With regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors. Approval of the other proposals shall be decided by majority vote of the shares of Common Stock entitled to vote held by stockholders present in person or by proxy. With respect to the proposals to increase the number of shares of Common Stock issuable under the 1997 Stock Option Plan by 600,000 shares, to adopt the Company's 1998 Employee Ownership Participation Plan, to adopt the Company's 1998 Non-Employee Directors Stock Option Plan, and to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year, stockholders may vote in favor of or against these proposals, or may abstain from voting.
Abstentions will be counted as votes against in tabulations of the votes cast on these proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Stockholders should specify their choices on the enclosed form of proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy card will be voted FOR the election of all nominees for the office of director, FOR the amendment to increase the number of shares of Common Stock issuable under the Company's 1997 Stock Option Plan, FOR approval of the Company's 1998 Employee Ownership Participation Plan, FOR adoption of the Company's 1998 Non-Employee Directors Stock Option Plan and FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants.

A stockholder who has returned a proxy may revoke it at any time before it is voted at the Annual Meeting. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a later dated proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to Secretary, GENICOM Corporation, c/o McGuire Woods Battle & Boothe LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219-4030, Attention:
Robert L. Burrus, Jr., Esquire.


                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth information as of February 28, 1998, with respect to the ownership of shares of Common Stock by all persons known by the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, each director of the Company, the named executive officers, and directors and executive officers of the Company as a group.




NAME AND ADDRESS OF BENEFICIAL OWNER                 STOCK BENEFICIALLY OWNED (1)            PERCENTAGE OF CLASS
------------------------------------                 ----------------------------            -------------------
GE Fund                                                       1,517,167                             12.3%
3135 Easton Turnpike
Fairfield, Connecticut 06431

Piedmont Capital Management Corporation                       1,203,400                              9.7%
One James Center, Suite 1500
Richmond, Virginia 23219

Dimensional Fund Advisors Inc. (2)                              678,200                              5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

FMR Corporation (3)                                             943,500                              7.6%
82 Devonshire Street
Boston, Massachusetts 02109

Don E. Ackerman (4)                                             248,386                              2.0%
John G. Hill                                                          0                               *
Paul T. Winn (5)                                                417,000                              3.4%
James C. Gale (5)                                                67,764                               *
Arthur D. Gallo                                                     500                               *
Michel P. Du Rang (5)                                             3,600                               *
B. Garrett Buttner (5)                                           42,600                               *

All directors and officers as a group (6)                       907,879                              7.3%
(12 persons)


*        Indicates beneficial ownership less than 1.0%




(1) Unless otherwise noted, each beneficial owner has sole voting power and sole investment power with respect to the securities beneficially owned.

(2) Based solely on our review of their Form 13G, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 678,200 shares of GENICOM Corporation stock as of December 28, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Based solely on our review of their Form 13G, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corporation and a registered investment advisor, is deemed to have beneficial ownership of 943,500 shares of GENICOM Corporation stock as of December 28, 1997. All such shares are held by Fidelity Low-Priced Stock Fund, a registered investment company, of which Fidelity is the investment advisor. FMR Corporation does not have the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees.

(4) Stock beneficially owned by Mr. Ackerman includes 2,000 options exercisable within 60 days.

(5) Stock beneficially owned consists solely of options exercisable within 60 days.

(6) Stock beneficially owned includes 660,793 options exercisable within 60 days.


                             ELECTION OF DIRECTORS

The terms of Messrs. Don E. Ackerman, John G. Hill and Paul T. Winn as directors of the Company will expire at the time of the 1998 Annual Meeting. Mr. Edward E. Lucente resigned as director of the Company, effective January 1998, and Mr. Hill was appointed by the remaining Board members to fill this vacancy until the next annual meeting of stockholders. The Company proposes the re-election of Messrs. Ackerman and Winn for a term ending at the 1999 Annual Meeting. The Company also proposes the election of Mr. Hill for a term ending at the 1999 Annual Meeting.

Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board of Directors may designate.

DON E. ACKERMAN, 64, Chairman of the Board of Directors and a director since the Company was founded in 1983, is currently the President of Chandelle Ventures, Inc., a private investment company. Mr. Ackerman serves as a director of Schlumberger Ltd.

JOHN G. HILL, 57, a director of the Company since his appointment by the Board in January 1998, has been a general partner of Hill Carman Ventures since it was founded in 1981. Hill Carman Ventures is a venture capital investment firm.

PAUL T. WINN, 53, President and Chief Executive Officer of the Company since his employment with Genicom in April 1990, has been a director since May 1990. Mr. Winn serves as a director of Indigo NV.


                       CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held 6 meetings during the fiscal year ended December 28, 1997. All of the members of the Board of Directors who were directors during the 1997 fiscal year attended at least 75% of the aggregate of the total number of Board of Directors meetings plus meetings of committees of which they were members. In addition, the Board of Directors took action by unanimous consent on numerous occasions during the fiscal year ended December 28, 1997.

The Board of Directors has an Audit Committee which is responsible for reviewing the adequacy of the Company's internal accounting controls, as well as the independent auditors' proposed audit scope, conducting a post-audit review of the audit findings and the Company's financial statements and performing other oversight functions as requested by the Board of Directors. During the 1997 fiscal year, the Audit Committee, which was composed of Messrs. Ackerman and Lucente, held 2 meetings.

During the 1997 fiscal year, the Board of Directors did not have a nominating committee or a compensation committee. Matters normally considered by such committees were handled by the full Board of Directors.

For the 1997 fiscal year, the Chairman of the Board of Directors received annual compensation of $65,000. For the 1998 fiscal year, the Chairman will receive annual compensation of $65,000. For the 1997 fiscal year, directors who were not employees of the Company received annual compensation of $10,000. For the 1998 fiscal year, directors who are not employees of the Company will receive annual compensation of $20,000. Non-employee directors have also received stock option grants from time to time. The two non-employee directors serving during 1997 each received a grant of options to purchase 10,000 shares. Mr. Hill was granted an option to purchase 10,000 shares at the time of his appointment to the Board. The exercise price of all options granted to non-employee members of the Board has been the fair market value of the Common Stock at the date of the grant of the option. Options granted to directors generally vest over three to five years, although vesting may be accelerated by the Board in the event of a change in the control of the Company. To date, option grants to non-employee directors have been made outside of any plan. This year, the Company has proposed for stockholder approval the 1998 Non-Employee Directors Stock Option Plan which allows the Board to grant stock options from time to time to those directors who do not serve as employees of the Company. This plan is discussed more fully in Proposal 3.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

The Summary Compensation Table on page 5 reports the compensation for the past three years of the Company's Chief Executive Officer ("CEO"), and the Company's four most highly compensated executives other than the Chief Executive Officer ("named executive officers"), who were serving as executives at the end of the l997 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                   ------------------------------------
                                ANNUAL COMPENSATION                           AWARDS          PAYOUTS
                              -------------------------------------------------------------------------
                                                             Other
Name                                                        Annual    Restricted                         All Other
And                                                         Compen-     Stock                   LTIP      Compen-
Principal                                                   sation     Award(s)     Options/   Payouts    sation
Position               Year    Salary ($)  Bonus ($)(a)     ($)(b)       ($)         SARs(#)     ($)      ($)(c)
-------------------------------------------------------------------------------------------------------------------
P. T. WINN             1997     340,000      329,000         16,196                  120,000              45,120
President and          1996     333,269            0         16,426                   20,000              88,705
CEO                    1995     311,062      193,320                                  25,000              27,634

J. C. GALE             1997     191,500      113,300         11,606                   15,000              12,150
Sr. V-Pres             1996     188,808            0         17,537                   13,160               9,646
Finance and CFO        1995     182,956       51,156                                  17,500              41,184

A. D. GALLO (d)        1997     175,000       41,875          9,879                    9,000              95,523
Corporate V-Pres       1996     175,000            0          4,905                   13,160              21,427
and Gen Mgr.           1995     149,427       30,363                                  20,000               5,112
Document Solutions

M. D. DU RANG (d)(e)   1997     182,524       14,509          1,860                    8,000               3,327
V-Pres and Gen Mgr.    1996      51,447            0          6,417                   10,000              15,158
Intl. Subsidiaries

B. G. BUTTNER          1997     130,000       29,500         17,316                    5,000               5,119
V-Pres and Gen Mgr.    1996     130,000            0         16,826                    3,000               5,119
Annuities              1995     130,100       30,875                                   9,000               4,381

(a) The 1997 bonus amounts include the following performance based incentive compensation awards: Mr. Winn: $119,000, Mr. Gale:
         $38,300, Mr. Gallo: $21,875, Mr. Du Rang: $14,509 and Mr. Buttner:
         $19,500. Other 1997 bonus amounts are as follows: Mr. Winn: $210,000, Mr. Gale: $75,000, Mr. Gallo: $20,000 and Mr. Buttner: $10,000. Mr.
         Winn's 1995 bonus includes $157,500 performance based incentive compensation award and $35,820 supplemental salary program award. For all other listed officers, 1995 bonuses were performance based incentive compensation awards.

(b) Includes for Mr. Winn: $9,228 for auto allowance in 1997 and 1996 and $5,799 and $5,863 for other travel in 1997 and 1996, respectively. Includes for Mr. Gale: $9,228 for auto allowance in 1997 and 1996 and $5,863 for other travel in 1996. Includes for Mr. Gallo: $9,228 and $3,904 for auto allowance in 1997 and 1996, respectively. Includes for Mr. Du Rang: $1,860 and $6,417 for auto allowance in 1997 and 1996, respectively. Includes for Mr. Buttner: $9,228 for auto allowance in 1997 and 1996 and $5,799 and $5,863 for other travel in 1997 and 1996, respectively.

(c) Includes for Mr. Winn: $35,724 and $79,059 for temporary living expenses in 1997 and 1996, respectively, $21,968 for relocation costs in 1995, $4,896, $4,896 and $2,016 for life insurance premiums in 1997, 1996 and 1995, respectively and $4,500, $4,750 and $3,650 for
         401(k) matching contributions in 1997, 1996 and 1995, respectively. Includes for Mr. Gale: $35,907 for relocation costs in 1995, $7,650, $4,896 and $1,627 for life insurance premiums in 1997, 1996 and 1995, respectively and $4,500, $4,750 and $3,650 for 401(k) matching contributions in 1997, 1996 and 1995, respectively. Includes for Mr.
         Gallo: $89,889 and $15,895 for relocation costs in 1997 and 1996, respectively, $1,134, $792 and $1,462 for life insurance premiums in 1997, 1996 and 1995, respectively and $4,500, $4,740 and $3,650 for
         401(k) matching contributions in 1997, 1996 and 1995, respectively. Includes for Mr. Du Rang: $3,327 and

         $15,158 for insurance premiums in 1997 and 1996, respectively. Includes for Mr. Buttner: $731 for life insurance premiums in 1997, 1996 and 1995 and $4,388, $4,388 and $3,650 for 401(k) matching contributions in 1997, 1996 and 1995, respectively.

(d) Messrs. Gallo and Du Rang joined Genicom in February 1995 and October 1996, respectively.

(e) In translating 1997 compensation for Mr. Du Rang from local currency to US dollars, the following average exchange rates were used:
         Belgian Franc: .02797, Italian Lira: .000587, British Pound: 1.6452. The following exchange rate was used to compute Mr. Du Rang's 1996 compensation: Belgian Franc: .0317.

OPTION/SAR GRANTS TABLE

The Company has in effect the 1997 Stock Option Plan pursuant to which options to purchase Common Stock of the Company may be granted to officers and other key employees of the Company and its subsidiaries. The table below shows stock option grants during the 1997 fiscal year to the CEO and the named executive officers. Unless otherwise noted, all of the stock option grants were non-statutory.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                                            Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                                Individual Grants                               for Option Term ($)
                  ---------------------------------------------------------------------------------------------------------
                    Number of
                    Securities     % of Total
                    Underlying    Options/SARs
                     Options/      Granted to      Exercise or    Market
                      SARs         Employees       Base Price     Price      Expiration
 Name               Granted(a)   in Fiscal Year      ($/Sh)       ($/Sh)        Date       0%          5%        10%
---------------------------------------------------------------------------------------------------------------------------
 P. T. WINN          100,000(b)      23.23%         11.500        11.5000    12-20-2007       0     723,224   1,832,801
 P. T. WINN           20,000          4.65%          3.125         3.5625     1-28-2007   8,750      53,558     122,304
 J. C. GALE           15,000          3.48%          3.125         3.5625     1-28-2007   6,563      40,169      91,728
 A. D. GALLO           9,000          2.09%          3.125         3.5625     1-28-2007   3,938      24,101      55,037
 M. P. DU RANG         8,000          1.86%          3.125         3.5625     1-28-2007   3,500      21,423      48,922
 B. G. BUTTNER         5,000          1.16%          3.125         3.5625     1-28-2007   2,188      13,390      30,576

(a) The options vest at a 20% annual rate beginning one year after the grant date.

(b)      Options for 43,000 of the shares were incentive stock options.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

The table below shows information concerning the fiscal year-end value of unexercised options held by the named executive officers.


    AGGREGATED OPTION/SAR EXERCISES IN LAST FY AND FY-END OPTION/SAR VALUES


                                                                Number of
                                                                Securities                   Value of
                                                                Underlying                  Unexercised
                                                                Unexercised                 In-The-Money
                                                              Options/SARs at             Options/SARs at
                                                                 FY-End (#)                FY-End ($) (a)

                      Shares Acquired                            Exercisable/               Exercisable/
 Name                 on Exercise (#)    Value Realized ($)     Unexercisable              Unexercisable
-----------------------------------------------------------------------------------------------------------------
 P. T. WINN              100,000             1,373,438         384,000/206,000            3,856,520/973,580
 J. C. GALE               44,000               590,938          58,632/40,528              565,095/340,381
 A. D. GALLO              10,632               112,984             0/31,528                   0/256,381
 M. P. DU RANG                 0                     0           2,000/16,000               13,750/119,000
 B. G. BUTTNER             5,000                64,063          35,200/24,300              351,978/224,475

(a)  Based on fair market value of $11.125 per share at fiscal year end.


            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The Company has an employment agreement with Mr. Winn, the President and CEO. Upon termination without cause, the Company will pay Mr. Winn the then existing base salary and benefits until the earlier of twenty-four months or the date of his employment with another entity. In the event Mr. Winn becomes employed prior to the end of the twenty-four month severance period, the Company will pay 25% of the remaining unpaid monthly payments in final settlement and benefits would cease.

The named executive officers have been granted options under the Company's stock option plans which include a provision accelerating exercisability of the options in the event the Company terminates the officer's employment within 13 months following a change of control of the Company. The same provision applies if the officer leaves the Company during this time period following a reduction in compensation or responsibilities.

                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

The Board of Directors (the "Board") is currently responsible for setting overall policies that govern the Company's compensation programs, administering the Company's stock option plans and incentive compensation plans and establishing the cash compensation and special benefits of executive officers.

The Board's philosophy regarding executive compensation seeks to align executive compensation with Company values and objectives, business strategy, management initiatives, business financial performance and the competitive market for executive talent in the Company's industry. To act on this philosophy, the focus is on the following goals and objectives:

- To attract and retain key executives critical to the long-term success of the Company and each of its business units.
- To reward executives for long-term strategic management and the enhancement of stockholder value.
- To integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes.
- To provide a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to industry performance.

ANNUAL COMPENSATION

The annual executive compensation program consists of salary, management awards, incentive awards and officer perquisites. The Board determines salary ranges for executive officers based on surveys of salary data regarding similar positions held by executives in similar sized companies in the computer printer and other peripherals industry (some of which companies may not be included in the Computers, Subsystems and Peripherals Industry Group referred to in the Performance Graph). The Board intends for salaries to remain at or near the industry median. Actual salary changes are primarily based upon individual performance, Company financial performance and, to a lesser extent, the survey of salary data. Due to job performance and adjustments for market changes some executive salaries were raised in fiscal year 1997.

The Board has authorized the CEO to pay special, one-time event management awards to, among others, executive officers to reward notable achievements that contribute to significant improvements in quality, productivity, customer service, cost control, or the work environment. Determination of such awards is subjective and thus not tied to specific criteria. During 1997, a total of $400,908 in such awards were paid to 55 employees.

The Company also provides annual compensation to its employees through the Genicom Retirement Savings Plan ("Savings Plan"), which is qualified under
Section 401(k) of the Internal Revenue Code. The Company, at its option, may contribute an amount approximating $.50 for each $1.00 contributed by participants to the Savings Plan, up to 6% of the participant's annual salary or a maximum of $9,000.

INCENTIVE COMPENSATION

In fiscal year 1997, the Company adopted an Incentive Compensation Plan ("IC Plan"). Similar plans have been used by the Company for many years. The Board reviews and approves the participation of executive officers and key employees in the IC Plan. Payments under the IC Plan are contingent upon the Company's substantial achievement of certain corporate performance criteria. If these objectives are met, the payment is determined by the achievement of a combination of corporate goals and specific functional objectives. Corporate goals are weighted at 70% of the aforementioned combination, while functional objectives comprise 30%. Corporate goals focus on the Company's sales, net income, working capital investment and debt levels, while the functional objectives vary depending on the officer's position. The Board approves these criteria each year.

The IC Plan is funded from a pre-set portion of the Company's pre-tax net income. The Board approves the IC Plan award value each year as a percentage of base salary. Each participant, depending on position, could potentially receive an award equal to a percentage of salary ranging from 15% to 70%, in the case of the CEO. The Board has broad authority to alter the manner in which payments are made in any given year based on performance. The Board approved payments totaling $197,261 to 19 IC Plan participants, excluding the CEO, relating to the Company's and individual's performance during 1997.

LONG TERM INCENTIVE COMPENSATION

Under the 1997 Stock Option Plan, the Board grants stock options from time to time with the objective of aligning executive officers' long-range interests with those of the stockholders. Management makes recommendations to the Board regarding the number of stock options awarded and to whom the stock options are given. Management considers the amount and terms of the options already held by the executive officer. Management's methodology used to make recommendations is not based on specific criteria. Instead its goal is to achieve the retention of key employees by providing them with the opportunity to, over time, receive significant additional compensation if the value of the Company's Common Stock increases. The Board believes that the 1997 Stock Option Plan encourages superior performance that can result in significantly enhanced stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Board determined the CEO's compensation for fiscal year 1997. The CEO's salary was primarily based upon the Company's financial performance and to a lesser extent the review of the salaries of CEOs for companies with comparable sales and upon the Board of Directors' review of the CEO's performance. Due to the Company's performance and competitive market changes in 1996, the Board increased the CEO's salary in 1997.

The CEO also received a bonus of $329,000 for fiscal year 1997. Of this, $119,000 was an incentive compensation award. The remainder of the bonus was a performance award for the CEO's role in the company's acquisitions over the past year.

The Board grants stock options to the CEO from time to time under the Company's 1997 Stock Option Plan in order to promote long-term retention and to balance the risk/reward element of the position. In determining the number of stock options to be awarded in fiscal year 1997, the Board considered the amount concurrently awarded to the other officers and the performance of the CEO. In addition, the Board considered the number and potential value of unvested options held by the CEO and the extent to which these unvested options provide an appropriate incentive to the CEO to remain in the Company's employ. The Board granted the CEO an option to purchase 20,000 shares of Common Stock in January 1997, and an option to purchase 100,000 shares of Common Stock in December 1997, which was composed of incentive stock options for 43,000 shares and non-statutory stock options for 57,000 shares.

DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code places a $1 million per person limitation on the tax deduction the Company may take for compensation paid to its Chief Executive Officer and its four other highest paid employees unless, in general, the compensation constitutes performance-based compensation as defined by the Internal Revenue Code. To the extent that any compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances. The Board would expect to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent possible.

                               BOARD OF DIRECTORS
                           Don E. Ackerman, Chairman
                                  John G. Hill
                                  Paul T. Winn


                               PERFORMANCE GRAPH

Set forth on page 11 is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the National Association of Securities Dealers Automated Quotations ("NASDAQ") Stock Index and the Computers, Subsystems and Peripherals Industry Group created by Media General Financial Services, Inc.

                  Comparison of Five-Year Cumulative Return
                          Among GENICOM Corporation,
                          NASDAQ Stock Index and the
             Computers, Subsystems and Peripherals Industry Group



    Measurement Period                                                 Computers, Subsystems
    ------------------              GENICOM                               and Peripherals
   (Fiscal Year Covered)          Corporation    NASDAQ Stock Index       Industry Group
   ---------------------          -----------    ------------------       --------------
 Measurement Point 12/28/92          100                100                      100

      FYE 12/28/93                  111.11            119.95                   114.16
      FYE 12/28/94                  222.22            125.94                   137.56
      FYE 12/28/95                  455.56            163.35                   191.86
      FYE 12/28/96                  333.33            202.99                   260.04
      FYE 12/28/97                 1022.22            248.30                   322.61

                              CERTAIN TRANSACTIONS

OFFICERS. On August 26, 1996 the Company extended Mr. Winn a loan in the amount of $175,000. Under the terms of the promissory note, the principal amount, plus interest accrued at a rate of 5.1875% per annum, was due on March 31, 1997. The due date was subsequently extended to May 15, 1997. On March 31, 1997 Mr. Winn paid in full the owed principal amount plus interest.


        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms.

Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during fiscal year 1997 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with.


                 PROPOSAL 1 - TO INCREASE THE NUMBER OF SHARES
           OF COMMON STOCK ISSUABLE UNDER THE 1997 STOCK OPTION PLAN


INTRODUCTION

The Company's 1997 Stock Option Plan (the "Option Plan") provides for grants of stock options to employees of the Company selected by the Board of Directors (the "Board"). The Board believes that the Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees who are and will be necessary to the successful conduct of the business and affairs of the Company. It is also believed that stock options granted to such employees under this Option Plan will strengthen their desire to remain employed with the Company and will further the alignment of those employees' interests with those of the Company's stockholders.

On December 14, 1997, the Board of Directors approved an amendment, subject to stockholder approval, to increase the number of shares of Common Stock issuable under the Option Plan by 600,000 shares. As of December 28, 1997 the Option Plan and its predecessor, the Genicom Corporation Stock Option Plan, as amended and restated effective February 7, 1991, and as subsequently amended, had a total of 114 participants out of approximately 1,728 currently eligible employees. As of December 28, 1997, options covering 202,600 shares were outstanding under the Option Plan and no shares have been acquired upon exercise. Of the shares previously approved by stockholders for issuance under the Option Plan, 133,762 shares remain available for future option grants. The increase in the number of shares subject to the Option Plan will permit the Board to exercise needed flexibility in the administration of the Option Plan and the granting of options thereunder.

The Board of Directors believes that the addition of 600,000 shares to the Option Plan reserve will be sufficient to meet the Company's needs for the near term and has approved the addition of these shares subject to stockholder approval. The Board believes that approval of the addition of these shares to the

Option Plan reserve is in the best interest of the Company and its stockholders. Because officers and directors who are employees of the Company are eligible to receive option grants under the Option Plan, each officer and director who is an employee of the Company has an interest in and may benefit from the approval of Proposal 1.

ADMINISTRATION OF THE STOCK OPTION PLAN

The Board administers the Option Plan and determines the following: (i) the Company's employees that shall be granted options; (ii) the number of shares covered by each option; (iii) whether options are non-statutory stock options or incentive stock options; (iv) the time or times that options are granted;
(v) the time or times that options become exercisable; and (vi) the form of consideration that may be used to pay for shares upon exercise of an option. The Board is also responsible for other questions involving the administration and interpretation of the Option Plan.

GRANTING OF OPTIONS; EXERCISE

Stock options granted under the Option Plan may be non-statutory stock options or incentive stock options, as described in Section 422 of the Internal Revenue Code. The option price of shares of Common Stock covered by incentive stock options granted under the Option Plan may not be less than 100% of the Common Stock's fair market value on the option grant date (110% of fair market value if the stock option is an incentive stock option that is granted to an employee who is a 10% or greater stockholder of the Company). The Board of Directors may grant non-statutory stock options under the Option Plan with an option price not less than 85% of the Common Stock's fair market value on the grant date. Options granted generally become exercisable at the rate of 20% per year beginning on the first anniversary of the option grant date.

FEDERAL INCOME TAX CONSEQUENCES

Incentive stock options are intended to qualify for favorable Federal income tax treatment, while non-statutory stock options are not. An optionee does not incur Federal income tax when granted a non-statutory stock option or incentive stock option. Upon exercise of a non-statutory stock option, an optionee generally recognizes taxable income, which is subject to income tax withholding by the Company, equal to the difference between the Common Stock's fair market value on the exercise date and the option price. Upon exercising an incentive stock option, an optionee generally does not recognize taxable income, unless subject to the alternative minimum tax.

The Company usually is entitled to a business expense deduction at the time and in the amount that the recipient of an option recognizes ordinary income in connection with the option. This usually occurs upon the exercise of non-statutory stock options. No deduction is allowed in connection with an incentive stock option, unless the optionee disposes of Common Stock received upon exercise in violation of the holding period requirements set forth in the Internal Revenue Code.

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends a vote "FOR" Proposal 1 to increase the number of shares issuable under the 1997 Stock Option Plan.

                  PROPOSAL 2 - ADOPTION OF GENICOM CORPORATION
                   1998 EMPLOYEE OWNERSHIP PARTICIPATION PLAN


INTRODUCTION

The Board of Directors has adopted and recommends that you vote for approval of the Genicom Corporation 1998 Employee Ownership Participation Plan (the "Ownership Plan"). A brief summary of the Ownership Plan follows, with the full text printed in Exhibit A. Exhibit A contains definitions for certain terms used in this summary.

The purpose of the Ownership Plan is to secure for the Company and its stockholders the benefit of the incentive that comes with the ownership of our stock by our present and future employees. The Ownership Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

The Common Stock is traded on the NASDAQ Stock Market and on April 1, 1998, the closing price was $12.00.

ADMINISTRATION OF THE OWNERSHIP PARTICIPATION PLAN

The Ownership Plan will be administered by the Board of Directors or its delegates. The Board will have the power to implement and interpret the Ownership Plan and to adopt and amend rules for the administration of the Ownership Plan.

The Board of Directors may change or cancel the Ownership Plan at any time; however, stockholder approval is required for amendments which would increase the number of shares subject to the Ownership Plan or increase the benefits of, or modify the requirements as to eligibility for, participation in the Ownership Plan.

ELIGIBILITY

All domestic employees, including officers, and directors who are employees, who are regularly employed more than 20 hours per week and more than five months each year by the Company or its subsidiaries, and who have been so employed for at least a year, will be eligible to participate in the Ownership Plan. The Board will also have the authority to make employees of foreign subsidiaries eligible to participate. The Company's non-employee directors are not eligible to participate in the Ownership Plan.

Employees may not participate in the Ownership Plan if they own or hold Common Stock and options to purchase Common Stock equal to five percent or more of the outstanding Common Stock. No participant may purchase during any one calendar year under the Ownership Plan shares of Common Stock having a fair market value in excess of $25,000. If there is any increase or decrease in Common Stock without receipt of consideration by the Company (for instance by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the Ownership Plan.

THE AMOUNT OF COMPANY STOCK SUBJECT TO THE OWNERSHIP PLAN

Under the Ownership Plan, 400,000 shares of Common Stock are available for purchase by eligible employees of the Company. The shares will be registered under the Securities Act of 1933.

ELECTION TO PARTICIPATE IN THE OWNERSHIP PLAN; EXERCISE

The Ownership Plan permits eligible employees to elect to have a portion of their pay deducted by the Company to purchase shares of Common Stock. There is a minimum deduction of 1% and a maximum deduction of 15% of a participant's compensation per pay period. A participant's compensation will include the total earnings, prior to withholding, paid during the applicable pay period, including bonuses, overtime pay and commissions. All regular payroll deductions will be credited to the participant's payroll deduction account, which shall be increased by dividends paid on stock held in the participant's investment account.

On the last business day of each calendar quarter on which our Common Stock is or could be traded on the NASDAQ stock market, the balance in each participant's payroll deduction account will be used to purchase shares, excluding fractional shares unless otherwise determined by the Committee. The cost for each share will be no less than 85% of the lower of the closing price of the Common Stock on the first or last trading day in the enrollment period in which the purchase is made.

MODIFICATION OF ELECTION TO PURCHASE SHARES; WITHDRAWAL FROM THE OWNERSHIP PLAN

A participant may increase or decrease payroll deductions or stop making contributions to the Ownership Plan at any time by giving written notice to the Company, which will take effect on the soonest practicable payroll date thereafter. An employee who stops making contributions must wait twelve months before renewing participation in the Ownership Plan.

A participant may withdraw or sell shares from his or her investment account at any time, but such action will result in suspension of Ownership Plan participation for six months. The participant must inform the Company if any shares are sold within two years of their purchase date. In the event of a participant's complete withdrawal from the Ownership Plan, by reason of retirement, termination of employment, death, or otherwise, the amount in that employee's payroll deduction account shall be refunded and, unless otherwise elected, certificates will be issued for full shares held in the investment account.

FEDERAL INCOME TAX CONSEQUENCES

In general, participants will not have taxable income or loss under the Ownership Plan until they sell or otherwise dispose of shares acquired under the Plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased and (ii) one year following purchase, a participant will have taxable ordinary income equal to the excess of the fair market value of the shares over the discounted purchase price (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to an income tax deduction if the holding periods are satisfied.

If the shares are disposed of before the expiration of both of these holding periods, resulting in a disqualifying disposition, a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have taxable capital gain (or loss) measured by the difference between the sale price and the participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends a vote "FOR" Proposal 2 to approve the adoption of the Genicom Corporation 1998 Employee Ownership Participation Plan.



                  PROPOSAL 3 - ADOPTION OF GENICOM CORPORATION
                 1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

INTRODUCTION

The Board of Directors recommends approval of the Genicom Corporation 1998 Non-Employee Directors Stock Option Plan (the "Directors Plan"). A brief summary of the Directors Plan follows, with the full text printed in Exhibit B. Exhibit B contains definitions for many terms used in this summary.

The purpose of the Directors Plan is to encourage ownership in the Company's Common Stock by non-employee members of the Board of Directors of the Company, in order to promote long-term stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

ADMINISTRATION OF THE DIRECTORS PLAN; ELIGIBILITY

The Directors Plan will be administered by the Company's Board of Directors. All directors of the Company who are not employees of Genicom and its subsidiaries are eligible to receive Options under the Directors Plan. Currently two directors would be eligible to receive awards under the Directors Plan.

THE AMOUNT OF COMPANY STOCK AVAILABLE FOR INCENTIVE AWARDS

Seventy thousand (70,000) shares of Common Stock will be reserved and available for issuance under the Directors Plan.

TERMS OF OPTIONS THAT MAY BE GRANTED UNDER THE DIRECTORS PLAN

The Board will establish the amount of shares covered by an Option and the other terms and conditions for exercising an Option. The exercise price of an Option will be at least 100% of the fair market value of Company Stock on the date that the Option is granted. No director shall receive Options on more than 10,000 shares of Common Stock in any one calendar year.

TRANSFERABILITY OF AWARDS; MODIFICATION OF AWARDS

Options may not be transferable except by will or the laws of descent and distribution and limited other circumstances where transfer is to immediate family members and trusts or other similar entities for the benefit of family members, and subject to the terms and conditions of the Option. The Board may modify outstanding Options, but the holders' consent must be obtained if the rights or obligations of the holders could be impaired.

TERM; MODIFICATION OF DIRECTORS PLAN

The Directors Plan will become effective upon stockholder approval and meeting Federal or state securities laws requirements. The Directors Plan will terminate at the end of ten years unless the Board of Directors terminates it prior to that date.

The Board may suspend or discontinue the Directors Plan or revise or amend the Directors Plan in any respect; provided that, if and to the extent required by Rule 16b-3, no revision or amendment shall be made that increases the total number of Shares reserved for issuance pursuant to Options under the Directors Plan subject to the Directors Plan except upon a change in the capital structure of the Company, expands the class of persons eligible to receive Options, or materially increases the benefits accruing to optionees under the Directors Plan, unless such change is authorized by stockholders.

FEDERAL INCOME TAX CONSEQUENCES

A Director will not incur federal income tax liabilities when granted an Option. Directors may receive only non-statutory Options under the Directors Plan. Upon exercise of an Option, the Director will be treated as having received ordinary income equal to the difference between the fair market value of Company Stock on the date of the exercise and the Option Price. The Company will be entitled to a business expense deduction at the time and in the amount that the Director recognizes ordinary income.

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends a vote "FOR" Proposal 3 to approve the adoption of the Genicom Corporation 1998 Non-Employee Directors Stock Option Plan.


                      PROPOSAL 4 - TO RATIFY SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as independent certified public accountants of the Company for the 1998 fiscal year and has directed a vote of stockholders be taken to ascertain their approval or disapproval of that selection. In the event the stockholders do not ratify the appointment of Coopers & Lybrand L.L.P., the Board of Directors will consider selection of other independent certified public accountants.

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends a vote "FOR" Proposal 4 to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for the 1998 fiscal year.

Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper. Presently management does not know of any other business which will be presented at the meeting.


                   PROPOSALS BY STOCKHOLDERS FOR PRESENTATION
                                AT 1999 MEETING

Proposals that any stockholder intends to present at the 1999 Annual Meeting of Stockholders must be received by the Company no later than December 13, 1998, for inclusion in the Company's proxy statement relating to that meeting.


                                            By Order of the Board of Directors

                                            \s\ Robert L. Burrus, Jr.

April 13, 1998                              Robert L. Burrus, Jr., Secretary

                                                                       Exhibit A

                              GENICOM CORPORATION

                   1998 EMPLOYEE OWNERSHIP PARTICIPATION PLAN

            1. PURPOSE AND EFFECT OF PLAN. The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

            2. SHARES RESERVED FOR THE PLAN. There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 400,000 shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions.

            3. DEFINITIONS. Where indicated by initial capital letters, the following terms shall have the following meanings:

            (a) Act: The Securities Exchange Act of 1934, as amended.

            (b) Compensation: The total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, overtime pay, and commissions. Compensation shall be determined before taking into account any reduction in earnings resulting from an election to have salary reduction contributions pursuant to a Code section 401(k) plan or a Code section 125 plan. Compensation shall exclude any other deferred compensation in connection with any other plan of deferred compensation maintained by the Company, and it shall exclude reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses and welfare benefits.

            (c) Board: The Board of Directors of the Company.

            (d) Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

            (e) Common Stock: The Company's Common Stock, $.01 par value.

            (f) Company: Genicom Corporation, and any successor by merger, consolidation or otherwise.

            (g) Custodian: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

            (h) Eligible Employee: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

            (i) Enrollment Form: The form filed by a Participant authorizing payroll deductions pursuant to Section 6.

            (j) Fair Market Value: The average of the closing prices of sales of shares of Common Stock on all of the national securities exchanges on which the Common Stock may at any time be listed or, if there shall have been no sales on any such day, the average of the highest bid and the lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization.

            (k) Grant Date: The first business day of the first pay period in each calendar quarter on which shares of Common Stock are or could be traded on the Nasdaq National Market.

            (l) Investment Account: The account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 7.

            (m) Investment Date: The last business day of each calendar quarter on which shares of Common Stock are or could be traded on the Nasdaq National Market.

            (n) Participant: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

            (o) Payroll Deduction Account: The account established for a Participant to hold payroll deductions pursuant to Section 6.

            (p) Plan: The "Genicom Corporation Employee Ownership Participation Plan," as set forth herein and as amended from time to time.

            (q) Purchase Price: A percentage of the lower of the Fair Market Value of a share of Common Stock on the Grant Date or on the Investment Date. The percentage shall be 85 percent unless the Board, or its delegate(s), increases the percentage at any time. After any such increase, the Board, or its delegate(s), may decrease the percentage, but not below 85 percent, at any time. Any increase or decrease shall be communicated to Eligible Employees not less than 30 days prior to the first Grant Date affected by the change.

            (r) Subsidiary or Subsidiaries: Any corporation (other than the Company), in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. The Board may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

            The Board may delegate administration of the Plan to one or more employees of the Company or any Subsidiary. The Board also may delegate administrative responsibilities to a Committee, consisting of not less than two members appointed by the Board (the "Committee"). The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

            5. ELIGIBLE EMPLOYEES. All employees of the Company, its Subsidiaries organized under the laws of any state in the United States, and any Subsidiary designated by the Board which is organized under the laws of any jurisdiction outside of the United States, shall be eligible to participate in the Plan, except an employee (a) whose customary employment is 20 hours or less per week or is for not more than five months in a calendar year or (b) who has not been employed for more than one year. Eligibility to participate is also subject to the provisions of Section 9.

            No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

            6. ELECTION TO PARTICIPATE. Once an employee becomes an Eligible Employee, that employee may become a Participant effective on the first day of the first pay period in any calendar quarter. If an Eligible Employee does not become a Participant in the first quarter that employee is eligible, the Eligible Employee may become a Participant effective on the first business day of the first pay period of any subsequent calendar quarter. An Eligible Employee becomes a Participant by filing with the persons designated in accordance with the procedures adopted by the Board an Enrollment Form authorizing specified regular payroll deductions from Compensation. Such regular payroll deductions shall be subject to a minimum deduction of one percent and a maximum deduction of 15 percent of Compensation per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

            As of the first day of the first pay period in each calendar quarter, a Participant may cease participation in the Plan, or increase or decrease that Participant's payroll deduction, by filing a new Enrollment Form prior to the beginning of such quarter, in the time and manner determined by the Board. Once an election is in place, it may not be revised until the beginning of the next calendar quarter. An Eligible Employee who has ceased to be a Participant by stopping all payroll deductions may not again become a Participant for 12 months.

            A Participant selling or withdrawing shares of Common Stock in an Investment Account shall be suspended from making further contributions for six months and shall remain suspended from participation until a new election is made pursuant to Section 6. Such six month suspension shall be effective as of the first day of the pay period coincident with or following the Participant's sale or withdrawal. Any funds remaining in the Participant's Payroll Deduction Account will be applied to purchase shares on the appropriate Investment Date as is set forth in Section 7 below.

            Any Participant who, due to leave of absence or otherwise, is not on the Company's or a Subsidiary's payroll for a period of time will be suspended from participation (as to payroll deductions, immediately, and as to purchases, after the purchase is made for the quarter in which the employee goes off of the payroll) until the first day of the first pay period when or after such employee returns to the payroll, at which time such employee will automatically be re-enrolled in the Plan unless they deliver notice of a desire to cease participation in the Plan.

            7. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS. Each Participant having funds in that Participant's Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares (excluding fractional shares unless otherwise determined by the Board) which the funds in the particular Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. Any cash dividends paid with respect to shares of Common Stock held in an Investment Account shall be added to a Participant's Payroll Deduction Account and shall be used to purchase shares of Common Stock for the Participant's Investment Account. Any expenses incurred in the purchase of such shares shall be paid by the Company.

            Any dividends on Common Stock held in an Investment Account distributed in-kind shall be added to the shares held for a Participant in his or her Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a dividend of Common Stock, shall be distributed to the Participant as soon as practicable. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale, less selling expenses, distributed to the Participant.

            8. STOCK PURCHASES. The Custodian shall acquire shares of Common Stock for Participants as of each Investment Date from the Company or, if directed by the Board, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Board, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

            9. LIMITATION ON PURCHASES. No Participant may purchase during any one calendar year under the Plan (combined with any other plan of the Company or its Subsidiaries qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

            A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing five percent or more of the total combined voting power of the Company. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the employee shall cease to be a Participant.

            10. TITLE OF ACCOUNTS. The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if the Participant so indicates on an Enrollment Form, in his or her name jointly with a family member, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his or her name as tenant in common with a family member, without right of survivorship.

            11. RIGHTS AS A SHAREHOLDER. A Participant shall have the right at any time to obtain a certificate for the full shares of Common Stock credited to that Participant's Investment Account. A Participant shall have the right at any time to direct that any full shares in his or her Investment Account be sold and that the proceeds, less expenses of sale, be remitted to the Participant. When a Participant ceases to be a Participant, the Participant may elect to have shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or her or the Participant may elect to have a certificate for the full shares of Common Stock credited to the Investment Account forwarded to him. In either event, the Custodian will sell any fractional interest held in the Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in the Payroll Deduction Account to the Participant.

            As a condition of participation in the Plan, each Participant agrees to immediately notify the Company in writing if he or she sells or otherwise disposes of any of that

Participant's shares of Common Stock within two years of the Grant Date for the quarter in which such shares were purchased.

            12. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

            13. CHANGE IN CAPITAL STRUCTURE. In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

            If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions with respect to the Plan as the Board deems appropriate.

            Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any Participant, and the Board's determination shall be conclusive and binding on all persons for all purposes.

            14. RETIREMENT, TERMINATION AND DEATH. In the event of a Participant's retirement, termination of active employment, or death, the amount in the Participant's Payroll Deduction Account shall be refunded to the Participant, and, unless otherwise elected, certificates will be issued for full shares held in the Investment Account. If a Participant elects to have shares sold, the Participant will receive the proceeds of the sale, less selling expenses. In the event of a Participant's death, the amount in the Payroll Deduction Account and all shares in the Investment Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to the Participant's estate.

            15. AMENDMENT OF THE PLAN. The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially
(i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

            16. TERMINATION OF THE PLAN. The Plan and all rights of employees hereunder shall terminate:

                        (a) on the Investment Date that Participants become
            entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

                        (b) at any prior date at the discretion of the Board .

            In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a pro rata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

            17. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of the date determined by the Board, subject to approval by the Company's shareholders, and, if approved, the Plan shall become effective on the date designated by the Board subsequent to such approval. Notwithstanding the foregoing, no rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended. If the Plan is not so registered, no rights granted under the Plan shall be exercised and all payroll deductions accumulated during the purchase period shall be distributed to the participants, without interest.

            18. GOVERNMENT AND OTHER REGULATIONS. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

            19. GOVERNING LAW. The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Virginia.

                                                                       Exhibit B

                              GENICOM CORPORATION

                 1998 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

            1. PURPOSE. The purpose of this Non-Employee Directors Stock Option Plan (the "Plan") of Genicom Corporation (the "Company") is to encourage ownership in the Company's common stock (the "Common Stock") by non-employee members of the Board of Directors (the "Board") of the Company, in order to promote long-term stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. The Plan conforms to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "'34 Act"), as presently in effect.

            2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the terms and conditions of and the form of the agreement embodying awards of stock options ("Options") under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable.
Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by that Board member or any other member of the Board in connection with the Plan, except for that Board member's own willful misconduct or as expressly provided by statute.

            3. PARTICIPATION IN THE PLAN. Each director of the Company who is not a full-time employee of the Company or any subsidiary corporation (a "Director") shall be eligible to participate in the Plan.

            The term "subsidiary corporation," as used in this Plan, shall have the meaning given it in Section 424 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

            4. STOCK SUBJECT TO THE PLAN. The Company has reserved an aggregate of 70,000 shares of Common Stock (the "Shares") for issuance pursuant to the exercise of Options granted under the Plan. The aggregate number is subject to future adjustments as hereinafter provided in Section 14. The aggregate number of Shares reserved shall be reduced by the issuance of Shares upon the exercise of Options, but it shall not be reduced if Options, for any reason, expire or terminate unexercised.

            5. NON-STATUTORY STOCK OPTIONS. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Section 422 of the Internal Revenue Code.

            6. OPTION EXERCISE PRICE. The exercise price of an Option shall be the fair market value of the Shares of the Common Stock on the date the Option is granted, which shall be the average of the closing prices of the sales of shares of Common Stock on the national securities exchanges on which the Common Stock may at any time be listed or, if there shall have been no sales on any such day, the average of the highest bid and the lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization.

            7. TERMS, CONDITIONS AND FORM OF STOCK OPTIONS. Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

            (a) The Board may make grants of Options to Directors selected by the Board at the times and in the amounts that it deems appropriate; provided, however, that no Director shall receive Options on more than 10,000 shares of Common Stock in any one calendar year. Whenever the Board deems it appropriate to grant Options, notice shall be given to the Director stating the number of Shares for which Options are granted and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Director, shall become a stock option agreement.

            (b) An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee or by the optionee's guardian or legal representative; provided, however, that the optionee shall have the right to transfer rights under the Options granted hereunder during the optionee's lifetime subject to the following limitations:

                (i) transfers may be made only to the following transferees: (A) the optionee's children, step-children, grandchildren, step-grandchildren or other lineal descendants (including relationships arising from legal adoptions) (such individuals are hereinafter referred to as "Immediate Family Members");
                (B) trust(s) for the exclusive benefit of any one or more of the optionee's Immediate Family Members (the optionee's spouse may also be a beneficiary); or (C) partnership(s), limited liability compan(ies) or other entit(ies), the only partners, members or interest holders of which are among the optionee's Immediate Family Members (the optionee's spouse may also hold an interest);

                (ii)    there may be no consideration for the transfer;

                (iii) there may be no subsequent transfer of the transferred Options except by will or the laws of descent or distribution;

                (iv) following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer (including the conditions under which the Options may terminate prior to their expiration); except that the transferee rather than the optionee may deliver the Option exercise notice and payment of the exercise price; and

                (v)     written notice of any transfer must be
                delivered to Chief Financial Officer of the Company;

            and provided, further, that the optionee's estate may transfer the Options to the beneficiaries of such estate, subject to the limitations set forth in items (ii) through (v) above.

            (c) Options may not be exercised:

                (i) before the Plan is approved by the stockholders of the Company;

                (ii) after the expiration of ten (10) years from the date the Option is granted; provided, however, that each Option shall be subject to termination before its date of expiration as provided herein; and

                (iii) except by written notice to the Company at its principal office, stating the number of shares the optionee has elected to purchase, accompanied by payment in cash, by delivery to the Company of Shares (valued at fair market value on the date of exercise) in the amount of the full Option exercise price for the Shares being acquired thereunder or in any combination thereof. In lieu of physical delivery of Shares as payment of the Option exercise price, the optionee may either (a) if the Shares are held by a registered securities broker for the optionee, provide a notarized statement attesting to the number of shares owned that are intended to be delivered, or (b) if the Shares are actually held by the optionee, provide a notarized statement with certificate numbers of the shares owned that are intended to be delivered.

            (d) The Company shall not be required to issue or deliver any Shares of its Common Stock purchased upon the exercise of any part of an Option before (i) the admission of such Shares to listing on the NASDAQ or the exchange, if any, on which shares are then listed; (ii) completion of any registration or other qualification of such Shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) compliance by the Company with such other legal requirements as the Company's counsel shall advise is necessary or advisable.

            (e) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted pursuant to the provisions of the `34 Act, as the same now exists or may, from time to time, be amended.

            8.  CHANGE OF CONTROL. A "Change of Control" is defined as:

            (a) A third person, including a "group" as defined in Section 13(d)(3) of the `34 Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company. An acquisition shall be excluded if made by a direct or indirect subsidiary of the Company or a Company employee benefit plan; or

            (b) A reorganization, merger or consolidation in which the beneficial owners of the common stock and voting securities of the Company immediately prior thereto do not immediately thereafter beneficially own, directly or indirectly, more than 75% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the corporation resulting from such organization, merger or consolidation; or

            (c) A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

            9. DEATH OF OPTIONEE. In the event of the death of an optionee at a time when Options granted to such optionee hereunder are outstanding and exercisable, the personal representative of the estate of the optionee may exercise such Options in the same manner as could the optionee before death; provided, however, that no such Option may be exercised after the expiration date of the Option.

            10. ELECTION TO DEFER RECEIPT OF STOCK.

            (a) An optionee may elect to defer receipt of Shares that the optionee would otherwise receive upon exercise of an Option by completing a deferral election (a "Deferral Election"). A Deferral Election must be in writing and shall be delivered to the Chief Financial Officer of the Company at least six months before the Option(s) will be exercised. A Deferral Election shall be irrevocable in respect to the Options to which it pertains. A Deferral Election must specify the applicable number or percentage of the Shares on which the optionee wishes to defer receipt.

            (b) The following provisions apply with respect to all Options for which a Deferral Election is made. The optionee must pay the exercise price of the Options by delivery to the Company of Shares (the "Exercise Shares") in the amount of the full Option exercise price for the Shares being acquired. Delivery of the Exercise Shares may be made as provided in Section 7(c)(iii). Upon payment of the exercise price, the Company shall issue Shares equal to the sum of (1) the number of Shares on which the Option was exercised reduced by the number of Exercise Shares (the "Deferred Shares"), and (2) if the optionee surrendered the Exercise Shares, Shares equal to the number of the Exercise Shares. The Deferred Shares shall be credited to the optionee's account (the "Deferred Shares Account") established under a trust (the "Deferred Shares Trust"). Any additional Shares shall be delivered to the optionee.

            (c) The Deferred Shares Trust shall secure the Company's obligation to transfer the Deferred Shares to the Director. The Deferred Shares Trust and its assets shall remain subject to the claims of the Company's creditors and any interest the Director may be deemed to have in the Deferred Shares Trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. The certificates for shares issued to the Deferred Shares Trust shall be issued in the name of the trustee. For accounting purposes, the trustee shall maintain records of the Deferred Shares Account for each Director. All dividends and other distributions paid or made with respect to the Common Stock in a Deferred Shares Account shall be held in the account. All cash dividends or other distributions shall be invested in additional shares of Common Stock. The Director shall have the right to direct the trustee as to the voting of shares of Common Stock in the Deferred Shares Account.

            (d) A Deferral Election shall provide for payment at a future date or dates elected by optionee. In addition, the optionee may elect to receive the Deferred Shares Account in a single lump sum payment upon the occurrence of a Change of Control in lieu of any other form that would otherwise be payable pursuant to a prior election. The single lump sum payment shall be paid as practicable after the Change of Control occurs. Except for an election made within 30 days of the effective date of this Plan which shall be immediately effective, any election or revocation of an election by the Director as to the date of payment or payment upon a Change of Control shall be effective six months after it is made.

            (e) The Board may establish such procedures as are necessary or appropriate to implement the provisions of this Section 10 and may delegate the administration to one or more employees of the Company.

            11. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Board shall have the power to modify, extend or renew any outstanding Option, provided that any such action may not have the effect of changing the Option exercise price or the number of

Shares subject to the Option or altering or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.

            12. TERMINATION. The plan shall terminate upon the earlier of:

            (a) the adoption of a resolution of the Board terminating the Plan;
or

            (b) ten years following the date this Plan is approved by the Company's stockholders.

            No termination of the Plan shall without the optionee's consent materially and adversely affect any of the rights or obligations of any optionee under any Option previously granted under the Plan.

            13. LIMITATIONS OF RIGHTS.

            (a) Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

            (b) An optionee shall have no rights as a stockholder with respect to Shares covered by Options until the date of exercise of the Option, and, except as provided in Section 14, no adjustment will be made for dividends or other rights for which the record date is before the date of such exercise.

            14. CHANGES IN CAPITAL STRUCTURE. Appropriate adjustments shall be made to the price of the Shares and the number (and, if necessary, the series) of Shares subject to outstanding Options and the number of Shares of each series of Common Stock issuable under the Plan if there are any changes in the Company's Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, or consolidations.

            15. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective on the date the Plan is approved by the stockholders.

            16. AMENDMENT TO THE PLAN. The Board may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided that, if and to the extent required by Rule 16b-3, no revision or amendment shall be made that increases the total number of Shares reserved for issuance pursuant to Options under the Plan subject to the Plan (except as provided in Section 14), expands the class of persons eligible to receive Options, or materially increases the benefits accruing to optionees under the Plan, unless such change is authorized by stockholders.

            17. NOTICE. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer of the Company and delivered personally or mailed first class, postage prepaid to the Company at its principal business address.

            18. MISCELLANEOUS. By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have given acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.

                             GENICOM CORPORATION
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1998

        The undersigned, having received the Annual Report to the Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 13, 1998, hereby appoints Don E. Ackerman, Paul T. Winn and Robert L. Burrus, Jr. and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of GENICOM CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 20, 1998 at 2:00 p.m., Eastern Daylight Time, and any adjournment thereof, and especially to vote:

1. ELECTION OF DIRECTORS               WITHHOLD AUTHORITY
   FOR all nominees listed below [ ]   to vote for all nominees listed below [ ]

                 Don E. Ackerman, John G. Hill, Paul T. Winn

        To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below

2. PROPOSAL 1 - To consider and vote upon an amendment to the Company's 1997
                Stock Option Plan to increase the number of shares of Common Stock issuable under the Plan by 600,000 shares.

                     [ ] FOR      [ ] AGAINST   [ ] ABSTAIN

3. PROPOSAL 2 - To consider and vote upon adoption of the Company's 1998
                Employee Ownership Participation Plan.

                     [ ] FOR      [ ] AGAINST   [ ] ABSTAIN

4. PROPOSAL 3 - To consider and vote upon adoption of the Company's 1998
                Non-Employee Directors Stock Option Plan.

                     [ ] FOR      [ ] AGAINST   [ ] ABSTAIN

5. PROPOSAL 4 - To ratify the selection of Coopers & Lybrand L.L.P. as independent certified public accountants of the Company for fiscal year 1998.

                     [ ] FOR      [ ] AGAINST   [ ] ABSTAIN

6. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the meeting.

        IN THE BALLOT PROVIDED FOR THAT PURPOSE, IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN THE PROXY STATEMENT AS DIRECTORS AND FOR PROPOSALS 1,2,3 AND 4 AS DESCRIBED IN THE PROXY STATEMENT.

        Any proxy or proxies previously given for the meeting are revoked.


                                         Dated:                     , 1998
                                               ---------------------

                                         -------------------------------------
                                                      (Signature)

                                         -------------------------------------
                                              (Signature if held jointly)

                                         Please sign exactly as the name
                                         appears hereon.  When shares are held
                                         by joint tenants, both should sign.
                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title of each.  If a
                                         corporation, please sign in full
                                         corporate name by president or other
                                         authorized officer.  If a partnership,
                                         please sign in partnership name by
                                         authorized person.

    PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE
                              ENCLOSED ENVELOPE.